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                                                      REGISTRATION NO. 333-33055



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                           PLAYNET TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                    11-2706304
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)


  ONE MARITIME PLAZA, SAN FRANCISCO, CA                        94111
 (Formerly 152 West 57th Street, NY, NY                       10019)
(Address of Principal Executive Offices)                    (Zip Code)


                         ------------------------------


                    COMPENSATION AGREEMENT WITH MARK NEUHAUS
                     COMPENSATION AGREEMENT WITH JOHN BANAS
         COMPENSATION AGREEMENT WITH LANGLEY DOWNEY ENTERTAINMENT, INC.
                 COMPENSATION AGREEMENT WITH PALEX METALS, INC.
               COMPENSATION AGREEMENT WITH MAG & ASSOCIATES, INC.
                 COMPENSATION AGREEMENT WITH SOUND CAPITAL, INC.
                   COMPENSATION AGREEMENT WITH HENRY STEENECK
                            (FULL TITLE OF THE PLAN)


                         ------------------------------


     MR. SHMUEL COHEN, PRESIDENT                      WITH COPIES TO:
      PLAYNET TECHNOLOGIES, INC.                 PHILIP K. YACHMETZ, ESQ.
          ONE MARITIME PLAZA                       7 NORTH KOEWING PLACE
    SAN FRANCISCO, CALIFORNIA 94111         WEST ORANGE, NEW JERSEY 07052-4014
       TELEPHONE: (415) 217-3600                 TELEPHONE: (973) 243-8799
       FACSIMILE: (415) 676-5790                 FACSIMILE: (973) 243-9333
(NAME, ADDRESS, INCLUDING ZIP CODE, AND
    TELEPHONE NUMBER, INCLUDING AREA
      CODE, OF AGENT FOR SERVICE)
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                              PURPOSE OF AMENDMENT

         PlayNet Technologies, Inc. ("PlayNet") has heretofore filed Registration Statement No. 333-33055 (the "Registration Statement") which registered 2,359,834 shares of Common Stock, par value $.001 per share (the "Common Stock"), for sale and issuance as compensation in lieu of cash pursuant to Compensation Agreements with, or in payment of services previously rendered from, various consultants or vendors of PlayNet. On August 18, 1997, PlayNet terminated the Consulting and Marketing License Agreement and associated Nonqualified Stock Option Agreement between Mark Neuhaus and PlayNet, each dated August 1, 1997 (the "Neuhaus Compensation Agreement"), and as such will not be issuing the 2,000,000 shares of Common Stock called for under such Option Agreement. Therefore, the Registration Statement is hereby amended to deregister the 2,000,000 shares of Common Stock previously registered for sale and issuance as compensation in lieu of cash to Mark Neuhaus pursuant to and under the terms of the Neuhaus Compensation Agreement.


                                 USE OF PROCEEDS

         As a result of this Amendment, the Company will not receive any proceeds from the sale and issuance of the remaining 359,834 shares of Common Stock previously registered on the Registration Statement, but will benefit from the services rendered under the Compensation Agreements.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (File No. 0-25296) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

               (a) The Registrant's Annual Report on Form 10-KSB and 10-KSB/A for the fiscal year ended October 31, 1996;

               (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1997 and April 30, 1997 and the Registrant's Current Report on Form 8K, filed by the Registrant on August 1, 1997; and

               (c) See Item 4, Description of Securities in the Registration Statement.

               All documents filed subsequent to the date of this Amendment to the Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Amendment to the Registration Statement and the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 9. UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
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                             (i)  To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or
               events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the Registration Statement or in this Amendment to the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 of the Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 21st day of August, 1997.

                                      PLAYNET TECHNOLOGIES, INC.
                                      (Registrant)

                                      By:            /s/ Shmuel Cohen
                                                     Shmuel Cohen
                                      President and Chief Executive Officer

                                      By:            /s/Stuart Aarons
                                                     Stuart Aarons
                                      Acting Vice President - Finance


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                     Title                    Date
     ---------                     -----                    ----
/s/ Joseph Ettinger              Director              August 21, 1997
  Joseph Ettinger

  /s/ Yael Cohen                 Director              August 21, 1997
    Yael Cohen

  /s/ Barry Frank                Director              August 21, 1997
    Barry Frank

  /s/ Mark Lewis                 Director              August 21, 1997
    Mark Lewis